UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported): October 21, 2005


                              TAG-IT PACIFIC, INC.
               (Exact Name of Registrant as Specified in Charter)


          DELAWARE                    1-13669                   95-4654481
(State or Other Jurisdiction        (Commission              (I.R.S. Employer
      of Incorporation)             File Number)             Identification No.)


              21900 BURBANK BLVD., SUITE 270
                WOODLAND HILLS, CALIFORNIA                       91367
          (Address of Principal Executive Offices)             (Zip Code)


                                 (818) 444-4100
              (Registrant's Telephone Number, Including Area Code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

         On October 21, 2005, the board of directors of Tag-It Pacific, Inc. appointed Stephen Forte as our new Chief Executive Officer.

         Colin Dyne resigned as Chief Executive Officer as of October 21, 2005, but will continue to serve as Vice Chairman of the board of directors.

         Stephen Forte (age 38) has served as a principle at the Forte Group, LLC, a business development consulting company founded by Mr. Forte in February of 2005, which focuses on assisting U.S. companies expand business overseas and foreign corporations expand their business in the U.S. Prior to founding the Forte Group, Mr. Forte served as President of Ascendent Telecommunications, Inc., a premier voice mobility company, which he founded in 1999. Before launching Ascendent, Mr. Forte founded Travelers Telecom (aka Wilshire Cellular) in 1993, a leading cellular rental provider and wireless carrier for short term users and government. Mr. Forte earned a bachelor's degree from the University of Southern California and an MBA from George Washington University. He currently serves on the Board for the School of Business at The George
Washington University, and serves as a mentor at the Marshall School of Business, at the University of Southern California.

         In June 2005, we entered into a consulting agreement with Forte Group, LLC, a consulting company of which Mr. Forte is an owner and executive officer, pursuant to which Mr. Forte provided business development services to us. During 2005, we have paid approximately $120,666 in consulting fees to the Forte Group pursuant to this consulting agreement.


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


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           TAG-IT PACIFIC, INC.



Date:    October 26, 2005                  By:    /S/ AUGUST DELUCA
                                              ----------------------------------
                                              August DeLuca, Chief Financial
                                              Officer


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